Exhibit 16

MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
888 SEVENTH AVENUE
NEW YORK, NEW YORK 10106
TEL: 212-757-8400



June 6, 2002

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the Form 8-K dated June 11, 2002 of New Cinema Partners Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Robert Scherne, CPA
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    Robert Scherne, CPA